                                                                    Exhibit 10.7




July 10, 2003

Hal Reed
The Andersons, Inc.
480 W. Dusse1 Drive
P.O. Box 119
Maumee, OH 43537

RE: Toledo and Maumee, Ohio: Lease and Sublease Agreement dated June 1, 1998
    (the "Lease") between Cargill, Incorporated ("Cargill") and The Andersons, Inc. ("TAI") Our File No. L00001-501.0178

Dear Mr. Reed:

The initial term of the Lease expires as of May 31, 2003. The parties hereby agree that the Lease shall be extended for a second term commencing on and effective as of June 1, 2003, and terminating on May 31, 2008, on the same terms and conditions as set forth in the Lease, except as amended herein.

In accordance with the Consent to Assignment and Amendment No.1 to Lease and Marketing Agreement effective as of May 1, 2000, Cargill and TAI agree to amend the definition of "Tenant" in the Lease to include both T AI and The Andersons Agriculture Group, L.P. ("TAAG").

The parties agree to amend Section 2 (Term) of the Lease by substituting Section 2 in its entirety with the following language:

    "2. Term

    (a) The initial term ("Initial Term") of this Lease shall be for period of five (5) years, commencing on the 1st day of June, 1998 (the "Commencement Date"), and expiring on the 31st day of May, 2003, with a second term ("Second Term") of this Lease to follow for a period of five
        (5) years, commencing on the 1st day of June, 2003, and expiring on the 31st day of May, 2008 (the "Expiration Date"); provided, however, that in the event that the Marketing Agreement is terminated prior to the Expiration Date hereof, then this Lease shall be coterminous with the termination of the Marketing Agreement without further action by either party.

    (b) In the event that the Marketing Agreement automatically renews, or the parties are in active negotiations with the intent to extend or renew the Marketing Agreement in accordance with Section 1.1 (Term) of the Marketing Agreement, the parties shall commence negotiations in good faith of the terms of the extension or renewal of this Lease; provided, however, that any extension or renewal of this Lease shall not take effect unless the Marketing Agreement is in effect (either by automatic renewal, or by agreement by the parties) for the same term as contemplated for the Lease extension or renewa1."

The parties agree to amend Section 3 (Rent) of the Lease by substituting the first sentence in Section 3 in its entirety with the following language:

        "Tenant agrees to pay to Landlord as and for rent for the Facilities for the Initial Term the sum * ) per annum, and for the Second Term the sum of * ) per annum, which sums shall be payable on a semi-annual basis and which shall be due upon the first day of the term hereof and thereafter upon the first day of each semi-annual period of the term of this Lease."

The parties agree to amend Section 7 (Alterations, Additions and Improvements) of the Lease by substituting Section 7(b) in its entirety with the following language:

        "Except as otherwise provided by the IRB Lease, all alterations, additions and improvements to the Facilities shall immediately, upon completion thereof, be and become the property of Tenant for the duration of this Lease; provided, however, that upon termination of this Lease, Tenant shall sell to Landlord and Landlord shall purchase from Tenant all such alterations, additions and improvements at the then current book value of such alterations, additions and improvements. Notwithstanding anything to the contrary in the foregoing, with respect to alterations, additions and improvements made by Tenant during the Initial Term, the purchase price to be paid by Landlord to Tenant shall in no event exceed * ."

        Except as provided herein, all other terms of the Lease shall remain in full force and effect.

                  [Remainder of page intentionally left blank.]

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SEC

Please arrange for TAI and TAAG to signify its agreement with the foregoing by signing, dating and returning one copy of this letter to Chris Putnam, Cargill, Incorporated, Law Department, P. O. Box 5624, Minneapolis, MN 55440.

Sincerely,

By:      /s/Daniel P. Dye
         ---------------------------
         Daniel P. Dye
         President - Cargill AgHorizons



Accepted and Agreed to this 10th day of July, 2003:

THE ANDERSONS, INC.

By:      /s/Hal Reed
         --------------------------------------------
         Hal Reed

Its:     President, Agriculture Group


THE ANDERSONS AGRICULTURE GROUP, L.P.
By: The Andersons, Inc., its sole general partner

By:      /s/Michael J. Anderson
         --------------------------------------------
         Michael J. Anderson

Its:     President and CEO